EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this sixth day of January, 1998, by and between CALVIN E. BLANCHARD (the "Employee") and NORTECH FOREST TECHNOLOGIES, INC., a Delaware corporation (the "Company").

     WHEREAS, the Company desires to employ the Employee to render services to the Company on the terms and conditions set forth in this Agreement, and the Employee desires to be employed by the Company on such terms and conditions.

     NOW, THEREFORE, the parties agree as follows:

     1. Hiring of Employee: Duties. The Company hereby employs the Employee, and the Employee hereby accepts such employment and agrees to perform services for the Company, upon the terms and conditions set forth in this Agreement. During the term of this Agreement, Employee agrees to serve as a Chief Operating Officer ("COO") of the Company, to manage the day-to-day business and affairs of the Company, to carry out the decisions of the Chief Executive Officer ("CEO") of the Company and to perform such reasonable employment duties as the CEO shall assign to him from time to time. The Employee agrees to serve the Company faithfully and to the best of his ability and to devote his full time, attention and effort to the business and affairs of the Company.

     2. Term. Unless terminated at an earlier date in accordance with Section 6 of this Agreement, the term of the Employee's employment shall be for three (3) years commencing January 6, 1998. Thereafter, the term of this Agreement may be extended by the Company, at its option, for successive one (1) year periods by written notice to the Employee at least ninety (90) days prior to the end of the initial term or any extension term.

     3.  Compensation.

              3.1 Base Salary. As compensation for the Employee's services rendered under this Agreement, the Company shall pay the Employee a base salary of Sixty Five Thousand Dollars ($65,000.00) per year, payable in accordance with the Company's normal payroll procedures and policies.

              3.2 Bonus. The Employee shall also be eligible for a bonus in an amount determined by the Executive Committee of the Board of Directors of the Company in its sole and absolute discretion.

     4.  Benefits.

              4.1 Insurance. As additional compensation, Employer provides to Employee insurance coverage substantially comparable to the insurance provided to Employee by his immediately previous Employer, the State of Minnesota.

              4.2 Vacation. Employee shall be entitled to three weeks of paid vacation during each of the next three years of employment.

     5. Expenses. The Company shall reimburse the Employee for all reasonable and deductible out-of-pocket expenses which are incurred by the Employee in connection with the performance by him of his duties during the term of this Agreement. The Employee shall keep detailed and accurate records of expenses incurred in connection with the performance of his duties, and provide the same to the Company when seeking reimbursement.

     6.  Intellectual Property.

              6.1 Disclosure and Assignment. The Employee will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or copyrightable or not, made, developed, perfected, devised, conceived or first reduced to practice by the Employee, either solely or in collaboration with others, during the period of the Employee's employment, or within six months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company (hereinafter referred to as "Developments"). The Employee hereby acknowledges that any and all of such Developments are the property of the Company and hereby assigns and agrees to assign to the Company with formal documentationany and all of the Employee's right, title and interest in and to any and all of such Developments.

              6.2 Limitation. The provisions of Section 6.1 shall not apply to any Development meeting all of the following conditions:

                  (a) such Development was developed entirely on the Employee's own time; and

                  (b) such Development was made without the use of any Company equipment, supplies, facility or trade secret information; and

                  (c) such Development does not relate

                           (i) directly or indirectly to the business of the
                               Company, or

                           (ii)to the Company's actual research or development
                               engaged in by the Company during the term of this Agreement or at any time prior thereto; and

                  (d) such Development does not result from any work performed by the Employee for the Company.

              6.3 Assistance of the Employee. Upon request and without further compensation (other than reimbursement for all reasonable expenses) the Employee will do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign letters patent, including, not limited to, design patents, or other applicable registrations, on any and all of such Developments, and for perfecting, affirming and recording the Company's complete ownership and title, and to cooperate otherwise in all proceedings and matters.

              6.4 Records. The Employee will keep reasonably complete accounts, notes, data and records of all Developments in the manner and form requested by the Company. Such items shall be the property of the Company, and, upon its request, the Employee will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, the Employee will surrender the same, and all but one copy, to the Company upon the conclusion of his employment.

     7.  Termination.

              7.1 By Death. The Employee's employment shall terminate automatically upon his death. The Company shall pay to the Employee's beneficiaries or estate the base salary to which he is entitled pursuant to
Section 3.l through the end of the month in which such death occurs.

              7.2 By Disability. If, in the sole opinion of the Board of Directors, the Employee has been prevented from properly performing his duties by reason of any physical or mental incapacity by being absent from work for a period of more than eighty (80) days in the aggregate or sixty (60) consecutive days in any twelve (12)- month period, then the Employee's employment shall terminate on, and the base salary to which the Employee is entitled pursuant to
Section 3.1 shall be paid through, the last day of the month in which the Board of Directors determines that the Employee is disabled, as specified above, and thereafter the Company's obligations shall terminate. Nothing in this Section shall affect the Employee's rights under any Company sponsored disability plan in which he is a participant.

              7.3 By Company for Cause. The Company may terminate the Employee's employment immediately for Cause (as defined below) at any time by giving written notice to the Employee. The Company shall pay Employee the base salary to which he is entitled pursuant to section 3.1 through the end of the day of such termination, and thereafter the Company's obligations shall terminate. Termination shall be for Cause if:

                      (a) the Employee embezzles funds of the Company, is convicted of a felony or any criminal activity involving dishonesty, fraud, breach of trust involving money or property of the Company, or

                       (b) the Employee violates any of the provisions of this
                           Agreement; provided, however, that the Company shall first have given the Employee written notice of the Employee's violation of the terms of this Agreement and the Employee shall have failed to remedy such violation within thirty (30) days of the date of such notice (other than the provisions of Section 7.3(a), for which there shall be no notice and cure).

                      (c) Employee uses activities or words which bring significant discredit to the reputation of the Company.

              7.4 By Company Without Cause. The Company may, upon ninety (90) days' advance written notice to the Employee, terminate the Employee's employment at any time effective after January 1, 2001 without any Cause and without any liability to the Employee other than to pay to the Employee his base salary through the effective date of termination. Notwithstanding the foregoing, if the Employee breaches any part of Section 6, 7.5, 8 or 9 following the delivery of notice of his termination under this Section 7.4, the termination shall, without further action by any party, be immediately effective as of the date of such breach, and the Company shall have no obligation to make any further payments of base salary to the Employee other than base salary for the period ending on the date of such breach. The Employee agrees that the Company may dismiss him under this Section 7.4 without regard to

                           (a) any general or specific policies (whether written
                               or oral) of the Company relating to the
                               employment or termination of its employees, or

                           (b) any statements made to the Employee, whether made
                               orally or in writing, that pertain to the Employee's relationship with the Company.

              7.5 Surrender of Records and Property. Upon termination of his employment with the Company for any reason, the employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations either as originals or copies, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

              7.6 Resignation. Upon termination of employment, the Employee shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliated company.

              7.7 Survival. Notwithstanding any termination of the Employee's employment, in consideration of his employment to the date of such termination, the Employee shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Employee's employment.

     8.  Noncompetition Covenant.

              8.1 Agreement Not to Compete. The Employee agrees that, during the term of his employment by the Company and for a period of twelve (12) months thereafter, the Employee shall not, directly or indirectly, engage or be interested in any business which offers, markets or sells any repellant service or repellant product which competes directly with any repellant service or repellant product of the company in the United states and such other geographic areas as the Company conducts business. The Employee shall be deemed to be interested in a business if the Employee is engaged or interested in that business as a stockholder, director, officer, employee, salesman, sales representative, agent, partner, individual proprietor, principal, lender, consultant or otherwise, but not if such interest is limited solely to the ownership of five percent (5%) or less of the equity or debt securities of any class of a corporation whose shares are listed for trading on a national securities exchange or traded in the over-the-counter market.

              8.2 Indirect Competition. The Employee agrees that during the term of his employment by the Company and for a period of twelve (12) months thereafter, the Employee will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of Section 8.1 if such activity were carried out by the Employee either directly or indirectly. Without limiting the generality of the foregoing, the Employee agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity, solicit, assist, entice, induce or encourage (or attempt to do so) any person employed by the Company to leave the employment of the Company, direct or advise any person against becoming an employee of the Company or recruit or employ any person that the Company is actively recruiting for employment.

              8.3 Necessary and Reasonable. The employee agrees that the covenants provided for in Sections 8.1 and 8.2, including the term and geographic area encompassed therein, are necessary and reasonable in order to protect the Company in the conduct of its business and to protect the Company in the utilization of the assets, tangible and intangible, including the goodwill of the Company.

              8.4 Null and Void. The noncompete covenant hereunder is null and void if:

                    (a) The Company files, voluntarily or involuntarily, for the protection of the bankruptcy courts either through a reorganization or a bankruptcy; or

                    (b) The Company is acquired by or merged into another company; or

                    (c) Employee is involuntarily terminated except if the termination was for embezzlement from the Company, criminal activity involving dishonesty, fraud, or breach of trust involving money or property of the Company.

              9. Nondisclosure Covenant. Except as permitted or directed by the Company, during the term of this Agreement and all times thereafter, the Employee shall not, directly or indirectly, divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company), any trade secret information of the Company which he has acquired or become acquainted with during any period of his employment or retention by the Company, whether developed by him or others. Trade secret information means information, including a formula, pattern, a compilation, program, device, method, technique, or process, that:

                    (a) Derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and

                    (b) It is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

The employee acknowledges that the Company's trade secrets are a unique and valuable asset of the Company and represent a substantial investment by the Company, and that any disclosure or use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. The Employee will refrain from any acts or omissions that would reduce the value of such trade secret information to the Company.

              10. Injunctive Relief. The Employee agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of Sections 6, 8 or 9 of this Agreement. Accordingly, the Employee specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not diminish the right of the Company to claim and recover damages in addition to injunctive relief.

              11. Breach. The Company and the Employee separately agree that any breach by either of them of this Agreement shall, in addition to any other remedies available to such party, enable the Employee or the Company, as applicable to recover costs of litigation or mediation and reasonable attorney fees incurred in enforcing this Agreement.

              12. Severability. To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable, the invalid or unenforceable portion of such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, it is expressly agreed that should the duration of or geographic extent of, or business activities covered by, the provisions in Section 8 be determined to be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, geographic extent or those activities which may validly or enforceably be covered. The Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner which renders its provisions valid and enforceable to the maximum extent possible under applicable law (not exceeding its express terms).

              13. Entire Agreement. This agreement contains the entire agreement between the parties relating to the retention of the Employee by the Company and supersedes all prior agreements and understandings, whether written or oral, between the parties relating to such employment. This Agreement may not be amended or changed except in writing executed by both parties.

              14. Assignment. The rights and obligations of the Employee cannot be assigned or delegated by the Employee.

              15. Governing Law. This Agreement has been entered into by the parties in the State of Minnesota and shall be construed and enforced in accordance with the laws of the State of Minnesota.

              16. Notice. Any notice required or permitted to be given under this Agreement shall be deemed to have been delivered on the date following the day the notice is deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, and addressed as follows:

         If to Employee:                    Calvin E. Blanchard
                                            668 Howell St. S.
                                            St. Paul, MN 55116

         If to the Company:                 Nortech Forest Technologies, Inc.
                                            7600 West 27th Street
                                            Suite B11
                                            St. Louis Park, MN 55426

or such other address as a party elects by giving the other party not less than thirty (30) days advance written notice.

     The parties have executed this Agreement effective January 6, 1998.


                                    NORTECH FOREST TECHNOLOGIES, INC.

                                    By /s/ Gary Borglund

                                    Its CEO

                                    EMPLOYEE

                                    /s/ Calvin E. Blanchard
                                    Calvin E. Blanchard